Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of February 4, 2020, made by SG Blocks, Inc., a Delaware corporation with an address at 195 Montague Street, 14th Floor, Brooklyn, New York 11201 (the “Pledgor”), in favor of the noteholders listed on Schedule A hereto (the “Secured Creditors”).

WHEREAS, each of the Secured Creditors have agreed to make loans to the Pledgor to be evidenced by certain 9% secured notes due 2023 (the “Notes”) issuable pursuant to the respective Securities Purchase Agreements with the Secured Creditors, dated even date herewith; and

WHEREAS, in order to induce the Secured Creditors to extend the loans to be evidenced by the Notes, the Pledgor has agreed to execute and deliver to the Secured Creditors a pledge and security agreement providing for the pledge and grant to the Secured Creditors of a security interest in the Pledgor’s interest in the collateral identified and defined below.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Secured Creditors to accept the Notes, the Pledgor hereby agrees with the Secured Creditors as follows:

SECTION 1. Definitions. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code (the “Code”) currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Pledge and Grant of Security Interest. (a) As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges, assigns and grants to the Secured Creditors a continuing security interest in: (i) the royalty payable owed to the Pledgor pursuant to the exclusive license agreement executed on October 3, 2019 (the “Pledged Collateral”) and (i) all proceeds of the foregoing.

(b) The Pledgor hereby represents and warrants to the Secured Creditors as follows:

(i) The Pledged Collateral is not pledged to secure any indebtedness other than the Notes;

(ii) The execution, delivery, and performance of the Pledgor of this Agreement will not violate any provision of law, any order of any court or other agency of government, or any agreement or other instrument to which the Pledgor is a party or by which the Pledgor is bound, or be in conflict with, result in a breach of or constitute (with due notice, lapse of time, or both) a default under any such agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property of assets of the Pledgor, except as contemplated by the provisions of this Agreement;

(iii) This Agreement constitutes the legal, valid and binding obligation of the Pledgor and is enforceable against the Pledgor in accordance with the terms hereof; and

(iv) The Pledgor is the legal and beneficial owner of the Pledged Collateral.

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) the prompt payment by the Pledgor, as and when due and payable, of all amounts owing by it in respect of the Notes; and

(b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing under this Agreement.

SECTION 4. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, the Pledgor will not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby.

SECTION 5. Additional Provisions Concerning the Pledged Collateral. The Pledgor hereby authorizes the Secured Creditors to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

SECTION 6. Remedies Upon Default. If any Event of Default under the Notes shall have occurred and be continuing:

(a) The Secured Creditors may, exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Delaware, and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale at such price or prices and on such other terms as the Secured Creditors may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Creditors shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Creditors may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by the Secured Creditors in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied by the Secured Creditors against the Obligations. Any surplus of such cash or cash proceeds held by the Secured Creditors and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Creditors are legally entitled, the Pledgor shall remain liable for the deficiency and the Secured Creditors shall retain all rights to collect on such Obligations provided by applicable law.

SECTION 7. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, faxed or delivered, if to the Pledgor, to it at the address set forth above; and if to the Secured Creditors to them at the addresses set forth on Schedule A, or as to any of such parties at such other address as shall be designated by such parties in a written notice to the other parties hereto complying as to delivery with the terms of this Section 7. All such notices and other communications shall be effective (i) if mailed, when deposited in the mail, (ii) if faxed, when the facsimile transmission is acknowledged as received, or (iii) if delivered, upon delivery.

SECTION 8. Miscellaneous.

(a) No amendment of any provisions of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Secured Creditors, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor, shall be effective unless it is in writing and signed by the Secured Creditors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Secured Creditors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Creditors provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabilty without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision on any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on the Pledgor and its assigns and shall inure, together with all rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their heirs, transferees and assigns.

(e) Upon the satisfaction in full of the Obligations: (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Secured Creditors will, upon the Pledgor’s request at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Kings County, New York. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in New York shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered as of the date first above written.

SG BLOCKS, INC.

By:
	Name:	Paul M. Galvin
	Title:	Chairman and CEO

SCHEDULE A

Secured Creditors